Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

November 24, 1997
(Date of earliest event reported)

Marsh & McLennan Companies, Inc.
(Exact name of Registrant as specified in its charter)


  Delaware               1-5998                   36-266-8272
 (State of          (Commission File No.)        (IRS Employer
Incorporation)                                 Identification No.)


1166 Avenue of the Americas
New York, New York
(Address of principal executive offices)


10036
(zip code)

(212) 345-5000
(Registrant's telephone number, including area code)


     On November 24, 1997, an action captioned "Aiena et al. vs.
Olsen et al." was brought in the United States District Court for the Southern District of New York by nine former directors of Johnson & Higgins ("J&H"), which was acquired by Marsh & McLennan
Companies, Inc. (the "Company") in March 1997, against twenty-four selling shareholders of J&H, as well as J&H itself and the Company. The action essentially challenges the allocation of the consideration paid in connection with the Company's combination with J&H as between the defendants who were directors and shareholders of J&H at the time of the transaction and the plaintiffs who were former directors and shareholders of J&H. The Complaint asserts, among others, claims for breach of fiduciary duty, federal securities law violations, breach of contract, and ERISA violations. Plaintiffs seek compensatory and punitive damages.

The Company believes that the disposition of this action will not have a material adverse effect on the Company's consolidated results of operations or its consolidated financial position.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


MARSH & McLENNAN COMPANIES, INC.


By:  /s/Gregory Van Gundy
Name:   Gregory Van Gundy
Title:  Secretary


Date:  December 4, 1997